EXHIBIT 99.1

STATEMENT FROM HOUGHTON MIFFLIN HARCOURT

BOSTON – December 12, 2014 – The Houghton Mifflin Harcourt Company (“HMH” or the “Company”) board of directors received a letter today from an affiliate of Q Investments concerning the Company’s capital allocation plan.

The Company’s cash position increased significantly at the end of the third quarter of 2014. The board has evaluated and will continue to evaluate the Company’s capital allocation plan to maximize value for all of its shareholders – both short and long-term. HMH is actively evaluating a number of potential opportunities, including organic growth initiatives and acquisitions to enhance its already strong performance and provide further value to shareholders. The board is a steward for HMH’s shareholders, and the Company will continue to evaluate ways to return capital to shareholders in addition to its recently announced share repurchase program.

About Houghton Mifflin Harcourt Company

Houghton Mifflin Harcourt (HMHC) is a global learning company with the mission of changing people’s lives by fostering passionate, curious learners. Among the world’s largest providers of pre-K–12 education solutions and one of its longest-established publishing houses, HMH combines cutting-edge research, editorial excellence and technological innovation to improve teaching and learning environments and solve complex literacy and education challenges. HMH’s interactive, results-driven education solutions are utilized by more than 50 million students in over 150 countries, and its renowned and awarded novels, non-fiction, children's books and reference works are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will” or “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including expected cash flows; financial condition; liquidity; prospects; growth; strategies, including with respect to capital allocation; the market and industry in which we operate and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; adverse or worsening economic trends or the continuation of current economic conditions; changes in consumer demand for, and acceptance of, our products; changes in product mix, format and timing of delivery; changes in competitive factors; offerings by technology companies that compete with our products; industry cycles and trends; conditions and/or changes in the publishing industry; changes or the loss of our key third-party print vendors; restrictions under agreements governing our outstanding indebtedness; changes in laws or regulations governing our business and operations; changes or failures in the information technology systems we use; demographic trends; uncertainty surrounding our ability to enforce our intellectual property rights; inability to retain management or hire employees; impact of potential impairment of goodwill and other intangibles in a challenging economy; decline or volatility of our stock price regardless of our operating performance; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Other Cautionary Statements

In connection with the Company’s 2015 annual stockholders meeting, the Company will file documents with the Securities and Exchange Commission (the “SEC”), including a proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on its website at www.hmhco.com or by contacting the Company’s Investor Relations Department at 617-351-3309.

Houghton Mifflin Harcourt and its directors, executive officers and certain other members of the Company’s management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with its 2015 annual stockholders meeting.

Information about Houghton Mifflin Harcourt’s directors, executive officers and members of management is contained in the Company’s most recent proxy statement and annual report on Form 10-K. Stockholders may obtain additional information about the directors and executive officers of Houghton Mifflin Harcourt and their respective direct and indirect interests, by security holdings or otherwise, by reading the definitive proxy statement for the 2015 annual stockholders meeting and other relevant documents, when filed with the SEC.  Each of these documents is, or will be, available as described above.

Contact:

Rima Hyder
Vice President, Investor Relations
(617) 351-3309
rima.hyder@hmhco.com

Bianca Olson
Senior Vice President, Corporate Affairs
(617) 351-3841 | (646) 932-1241
bianca.olson@hmhco.com